UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2026 (March 17, 2026)

RENOVORX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40738	27-1448452
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2570 W El Camino Real, Suite 320 Mountain View, CA	94040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 284-4433

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RNXT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 17, 2026, RenovoRx, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) in connection with a private placement offering by the Company (the “Offering”) to 15 accredited investors or qualified institutional buyers (the “Investors”), five of whom are directors, officers or employees of the Company (the “Insiders”) and the remaining are non-affiliated institutional investors (the “Institutional Investors”). The Offering closed on March 20, 2026.

Pursuant to the Securities Purchase Agreement, in connection with the Offering, the Company sold to the Investors an aggregate of: (i) 8,438,790 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), (ii) pre-funded warrants to purchase an aggregate of 2,200,000 shares of Common Stock (the “Pre-Funded Warrants”) and (iii) revenue milestone warrants to purchase an aggregate of 5,319,392 shares of Common Stock (the “Milestone Warrants”), representing 50% warrant coverage for aggregate gross proceeds of approximately $10 million, before deducting placement agent fees and expenses payable by the Company. The shares of Common Stock underlying the Pre-Funded Warrants and Milestone Warrants are referred to herein as the “Warrant Shares.”

The purchase price paid by the Institutional Investors for each Share and related Milestone Warrant was $0.938. To comply with Nasdaq Stock Market rules, the purchase price paid by the Insiders for each Share and related Milestone Warrant was $1.0288.

The Securities Purchase Agreement contains customary agreements, covenants, representations and warranties of the Company and the Investors. Pursuant to the Securities Purchase Agreement, the Company has agreed to file a registration statement for the resale of the Shares and the Warrant Shares (the “Resale Registration Statement”) with the U.S. Securities and Exchange Commission (“SEC”) within 30 days after the date of Securities Purchase Agreement (the “Initial Filing Date”) and to use its commercially reasonable efforts to cause the Resale Registration Statement to become effective within 30 days following the Initial Filing Date (the “Effectiveness Date”). Notwithstanding the foregoing, (i) in the event the Company receives comments on the Resale Registration Statement from the SEC, the Effectiveness Date shall be extended by an additional 60 days from the date such comments are received and (ii) if the Company receives notification from the SEC that the Resale Registration Statement will not be subject to review, the Company shall use commercially reasonable efforts to cause the Resale Registration Statement to be declared effective within four (4) trading days of such notification. If the Resale Registration Statement is not filed or declared effective in the required timeframes, the Company shall be required to pay to each Investor an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 2.0% multiplied by the aggregate subscription amount paid by such Investor pursuant to the Securities Purchase Agreement. The maximum aggregate liquidated damages payable to an Investor shall be 10% of the aggregate subscription amount paid by such Investor pursuant to the Securities Purchase Agreement. The partial liquidated damages shall apply on a daily pro rata basis for any portion of a month prior to the cure of the applicable event.

The Pre-Funded Warrants were offered to any Investor whose purchase of the Shares in the Offering would result in such Investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the Investor, 9.99%) of the outstanding Common Stock immediately following the consummation of the Offering, the opportunity to purchase, if it so chooses, up to Pre-Funded Warrants, in lieu of the Common Stock that would otherwise result in ownership in excess of 4.99% (or 9.99%, as applicable) of the outstanding Common Stock. The purchase price of each Pre-Funded Warrant will equal the price per share of Common Stock being sold to the Institutional Investors in the Offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant will be $0.0001 per share. The Pre-Funded Warrants do not expire and each Pre-Funded Warrant will be immediately exercisable and may be exercised at any time until exercised in full.

The Milestone Warrants are exercisable immediately upon issuance and expire on the earlier of (i) March 30, 2029 or (ii) 30 days following the date the Company reports at least $1.5 million in product sales revenue (excluding licensing fees, upfront milestones and grants, but including royalty revenue from product sales) for any calendar quarter in a quarterly or annual report. The Milestone Warrants will entitle the holder to purchase Warrant Shares at an exercise price equal to $1.751 per share for the Institutional Investors and $1.9326 for the Insiders. The Milestone Warrants are subject to a beneficial ownership limitation, preventing any holder from exercising a Milestone Warrant if such exercise would result in the holder and its affiliates beneficially owning more than 4.99% (or 9.99% at the holder’s election) of the outstanding Common Stock.

The exercise price and the number of Warrant Shares issuable upon exercise of the Milestone Warrants is subject to adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Common Stock, and also upon any distributions of assets, including cash, stock or other property to the Company’s stockholders.

The Shares, Pre-Funded Warrants, Milestone Warrants and Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D promulgated thereunder by the SEC. The Company accepted subscriptions for the Shares, the Pre-Funded Warrants and the Milestone Warrants only from accredited investors or qualified institutional buyers.

Konik Capital Partners, LLC, a division of T.R. Winston and Company (the “Placement Agent”), acted as the Company’s placement agent for the Offering. The Company has agreed to pay the Placement Agent a commission of 5.5% of gross offering proceeds from the sale of the Shares, Pre-Funded Warrants and Milestone Warrants in the Offering. The Company will also pay the Placement Agent up to $50,000 for its expenses in connection with the Offering.

The descriptions of the Securities Purchase Agreement, the Pre-Funded Warrants and the Milestone Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of documents filed with this Current Report on Form 8-K as Exhibits 10.1, 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Information.

On March 18, 2026, the Company issued a press release regarding the pricing of the Offering. Such press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

No.	Exhibit
4.1	Form of Pre-Funded Warrant Issued to Investors in the March 2026 Private Placement.
4.2	Form of Milestone Warrant Issued to Investors in the March 2026 Private Placement.
10.1	Form of Securities Purchase Agreement in the March 2026 Private Placement.
99.1	Press Release, dated March 18, 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are characterized by future or conditional verbs such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “continue” and similar words. Such statements are only predictions and actual events or results may differ materially from those anticipated in these forward-looking statements. You should not place undue reliance on any forward-looking statements. The Company does not assume any obligation to update forward-looking statements as circumstances change, except as required by securities laws. In this Current Report on Form 8-K, such forward-looking statements relate to the Offering, including the expectations for the use of proceeds from the Offering and the Company’s future obligations under the Offering documentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RenovoRx, Inc.

Date: March 23, 2026	By:	/s/ Shaun Bagai
	Name:	Shaun R. Bagai
	Title:	Chief Executive Officer